UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2005

COHEN & STEERS, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32236 (Commission File Number)	14-1904657 (IRS Employer Identification No.)

757 Third Avenue, New York, New York (Address of principal executive offices)		10017 (Zip Code)
Registrant’s telephone number, including area code: (212) 832-3232
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On January 12, 2005, Cohen & Steers, Inc. (the “Company”) entered into an agreement to sublease 46,031 square feet of office space at 280 Park Avenue, New York, New York from Credit Suisse First Boston LLC (the “Sublandlord”). The office space at 280 Park Avenue will be the Company’s principal executive offices. The term of the sublease commences on the later of (i) the consent of the landlord to the sublease or (ii) delivery of the premises in delivery condition, and terminates on January 30, 2014.

     Rent for the new office space will be $2.1 million per year for the first five years of the sublease and $2.3 million per year for the remainder of the term. No rent will be due by the Company for the first nine months following the commencement of the term of the sublease. The term of the Company’s existing lease for its offices at 757 Third Avenue, New York, New York expires on December 31, 2007. Under the existing lease, rent payments total $1.3 million per year.

     The incremental expense of the new sublease, including rent, moving expenses and the cost of the build out of the new office space, is currently expected to reduce after-tax net income by $2.3 million, $1.5 million and $1.5 million in each of 2005, 2006 and 2007, respectively. The actual expenses incurred in moving to and building out the new office space at 280 Park Avenue may be greater or less than the Company currently estimates. In addition, if the Company succeeds in subleasing all or a portion of its current office space at 757 Third Avenue, the Company may be able to offset some of these expenses.

Forward-Looking Statements

     This Current Report on Form 10-Q and other documents filed by the Company contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Such forward-looking statements are subject to various risks and uncertainties.

     Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the factors described in this report and the other factors described in the “Risk Factors” section of our Prospectus, dated August 12, 2004, filed with the SEC pursuant to Rule 424(b) (File No. 333-114027) and accessible on the SEC’s Web site at www.sec.gov. The foregoing factors should not be construed as exhaustive. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: January 14, 2005	By: /s/ Victor M. Gomez Victor M. Gomez Chief Financial Officer (Principal Financial and Accounting Officer)